Exhibit 4.15

GUARANTY


      GUARANTY, dated as of December 3, 1993, by ILLINOIS CENTRAL CORPORATION, a Delaware corporation, (the "Guarantor") in favor of THE
FIRST NATIONAL BANK OF BOSTON, a national banking association (the "Bank").

      WHEREAS, the Bank, subject to the terms and conditions contained in the Demand Note referred to below, has agreed to make a demand loan to IC
Leasing Corporation III, a Nevada corporation and wholly-owned subsidiary of the Guarantor (the
"Company"); and

      WHEREAS, the Company has executed and
delivered to the Bank a Demand Promissory Note, dated as of December 3, 1993 (as amended and in effect from time to time, the "Demand Note"), in order to evidence the Company's obligations to the Bank in respect of such demand loan;
and

      WHEREAS, the Guarantor expects to receive substantial direct and indirect benefits from the extensions of credit to the Company by the Bank pursuant to the Demand Note (which benefits are hereby acknowledged); and

      WHEREAS, it is a condition precedent to the Bank's agreement to make the demand loan to the Company that the Guarantor execute and deliver to the Bank a guaranty substantially in the form hereof; and

      WHEREAS, the Guarantor wishes to guaranty the Company's obligations to the Bank under or in respect of the Demand Note as provided herein;

      NOW, THEREFORE, the Guarantor hereby agrees with the Bank as follows:

      1. Definitions. The term "Obligations" and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Demand Note.

      2.    Guaranty of Payment and Performance.  The
Guarantor hereby guarantees to the Bank the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the Federal
Bankruptcy Code and the operation of Section 502(b) and 506(b) of the Federal Bankruptcy Code. This
Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Bank first attempt to collect any of the Obligations from the Company or resort to any collateral security or other means of obtaining payment.
Should the Company default in the payment or performance of any of the Obligations, the obligations of the Guarantor hereunder with respect to such Obligations in default shall become immediately due and payable to the Bank, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Bank on any number of occasions.

      3.    Guarantor's Agreement to Pay Enforcement
Costs, Etc. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Bank, on demand, all reasonable costs and expenses (including reasonable court costs and legal expenses) incurred or expended by the Bank in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Section 3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Demand Note, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

      4.    Waivers by Guarantor; Bank's Freedom to
Act. The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto. The
Guarantor waives promptness, diligences, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any of the Obligations and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Bank to assert any claim or demand or to enforce any right or remedy against the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (b) any extensions, compromise, refinancing, consolidation or renewals of any of the Obligations; (c) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation, amendments or modifications of any of the terms or provisions of the Demand Note, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations;
(d) the addition, substitution or release of any entity or other person primarily or secondarily liable for any of the Obligations; (e) the adequacy of any rights which the Bank may have against any collateral security or other means of obtaining repayment of any of the Obligations; (f) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Bank might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (g) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor. To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of
(i) any "one action" or "anti-deficiency" law which would otherwise prevent the Bank from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Guarantor before or after the Bank's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (ii) any other law which in any other way would otherwise require any election of remedies by the Bank.

      5.    Unenforceability of Obligations Against
Company. If for any reason the Company has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Company by reason of the Company's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations.
In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Demand Note, the Security Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

      6.  Subrogation; Subordination.

            6.1.  Waiver of Rights Against Company.
Until the final payment and performance in full of all of the Obligations, the Guarantor shall not exercise any rights against the Company arising as a result of payment by the Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Bank in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Guarantor will not claim any setoff, recoupment or counterclaim against the Company in respect of any liability of the Guarantor to the Company; and the Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Bank.

            6.2.  Subordination.  The payment of any
amounts due with respect to any indebtedness of the Company now or hereafter owed to the Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. The Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Company to the Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the
Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Bank and be paid over to the Bank on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

            6.3.  Provisions Supplemental.  The
provisions of this Section 6 shall be supplemental to and not in derogation of any rights and remedies of the Bank under any separate subordination agreement which the Bank may at any time and from time to time enter into with the Guarantor.

      7.    Security; Setoff.  The Guarantor grants
to the Bank, as security for the full and punctual payment and performance of all of the Guarantor's obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to the Guarantor now or hereafter held by the Bank and in all deposits
(general or special, time or demand, provisional or final) and other sums credited by or due from the Bank to the Guarantor or subject to withdrawal by the Guarantor. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, the Bank is hereby authorized at any time (and from time to time) during the continuance of any default under the Loan Documents, upon prior notice to the Guarantor and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Guarantor under this Guaranty, whether or not the Bank shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

      8. Further Assurances. The Guarantor agrees that it will from time to time, at the request of the Bank, provide to the Bank the Guarantor's most recent audited and unaudited balance sheets and related statements of income and changes in financial condition (prepared on a consolidated basis with the Guarantor's subsidiaries, if any) and such other information relating to the business and affairs of the Guarantor as the Bank may reasonably request. The Guarantor also agrees to do all such things and execute all such documents as the Bank may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Bank hereunder. The Guarantor acknowledges and confirms that the Guarantor itself has established its own adequate means of obtaining from the Company on a continuing basis all information desired by the Guarantor concerning the financial condition of the Company and that the Guarantor will look to the Company and not to the Bank in order for the Guarantor to keep adequately informed of changes in the Company's financial condition.

      9.    Termination; Reinstatement.  This
Guaranty shall remain in full force and effect until the Bank is given written notice of the Guarantor's intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall be effective unless received and acknowledged by an officer of the Bank at the address of the Bank for notices set forth in Section 9 of the Demand Note. No such notice shall affect any rights of the Bank hereunder, including without limitation the rights set forth in Section 4 and 6, with respect to any Obligations incurred prior or accrued to the receipt of such notice or any Obligations incurred or accrued pursuant to any contract or commitment in existence prior to such receipt, and all checks, drafts, notes, instruments (negotiable or otherwise) and writings made by or for the account of the Company and drawn on the Bank or any of its agents purporting to be dated on or before the date of receipt of such notice, although presented to and paid or accepted by the Bank after that date, shall form part of the Obligations. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Bank upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all as though such payment had not been made or value received.

      10.  Successors and Assigns.  This Guaranty
shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Bank and its successors, transferees and assigns. Without limiting the generality of the foregoing sentence, the Bank may assign or otherwise transfer the Demand Note, the Security Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations
(provided that the Bank shall not assign or transfer any Security Document without also assigning or transferring the Demand Note), or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Bank herein.

      11. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Bank. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

      12.  Notices.  All notices and other
communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed as follows: if to the Guarantor, at the address set forth beneath its signature hereto, and if to the Bank, at the address for the Bank set forth in Section 9 of the Demand Note, or at such address as either party may designate in writing to the other.

      13.  Governing Law; Consent to Jurisdiction.
THE GUARANTY IS INTENDED TO TAKE EFFECT AS A SEALED
INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED
IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF
MASSACHUSETTS. The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address specified by reference in Section 12. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

      14.  Waiver of Jury Trial.  THE GUARANTOR
HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH
RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY
DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY
RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE
OF ANY OF SUCH RIGHTS OR OBLIGATIONS.  The
Guarantor (a) certifies that neither the Bank nor any representative, agent or attorney of the Bank has represented, expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Demand Note, the Security Documents and any and all other documents, agreements or instruments executed in connection therewith to which the Bank is a party, the Bank is relying upon, among other things, the waivers and certifications contained in this Section 14.

      15. Miscellaneous. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

      IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.


ILLINOIS CENTRAL CORPORATION


By:____________________________
Title:
Address:

455 North Cityfront Plaza Drive
Chicago, Illinois  60611-5504
Attn:  Chief Financial Officer
Telex:_____________________